Exhibit 10.6

LOAN CREDIT LINE NOTE

Up to US$2,000,000	as of December 31, 2009

     FOR VALUE RECEIVED via periodic disbursements in the amount of up to US$2,000,000, Greenwich Kahala Aviation, Ltd a Bermuda company with a head office in Dublin Ireland, (the “Borrower”), unconditionally promises to pay to GK Hannover, Inc. a Delaware company (“Lender”), via wire transfer of immediately available funds in lawful money of United States of America to any account as Lender or the holder hereof from time to time shall designate by notice to Borrower, the principal sum of up to US dollars two million (US$2,000,000) or such lesser amounts as may be outstanding hereunder plus accrued interest, (such amount the “Loan”) no later than December 31, 2011 (the “Maturity Date”).

     This Loan shall bear interest at a rate of 6.00% per annum. The principal hereof may be prepaid in full or in part at any time. All computations of interest in respect of this Note shall be made on the basis of a actual/365 day basis (including the first day but excluding the last day) occurring in the period for which such interest is payable and compounded annually. Borrower shall make each payment hereunder without any set-off or counterclaim and free and clear of all taxes, levies, duties, or withholdings and without any deduction whatsoever. If Borrower is compelled by law, rule or regulation to make any deduction or withholding from any payment hereunder, Borrower shall pay to Lender such additional amount as may be necessary to enable Lender to receive (after such withholding or deduction) an amount equal to the full amount then payable to Lender absent such withholding or deduction.

     The Borrower may draw amounts under this Loan Credit Line Note from time to time up until the Maturity Date and such amounts will be disbursed to an account designated by the Borrower within two business days thereof provided no events of default exist at such time. All advances and repayments under the Loan shall be evidenced in Schedule A which shall be updated accordingly and such Schedule A shall be evidence of amounts due hereunder absent manifest error.

     In the event of the bankruptcy or similar action of the Borrower Lender shall be entitled to accelerate the Loan and demand full repayment thereof equal to the face amount of the Note.

     Borrower agrees to pay all costs and expenses (including reasonable counsel fees and disbursements) incurred by Lender in enforcing payment hereof whether in the Republic of Ireland or such other country as the Lender may seek to pursue its remedies. No failure on the part of Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. All remedies of Lender shall be cumulative and not exclusive. If one or more provisions contained in this Note shall be invalid, illegal or unenforceable in any respect in any

GK Hannover Loan (2)

jurisdiction, such invalidity, illegality or unenforceability in such jurisdiction shall, to the fullest extent permitted by applicable law, not invalidate or render illegal or unenforceable any such provision in any other jurisdiction or with respect to any other party, or any other provisions of this Note. This Note shall be binding upon the successors and assigns of Borrower. Lender may at any time assign its rights or obligations hereunder in whole or in part. Any provision of this Loan Credit Line Note will be determined in accordance with the laws of the state of New York. Each party hereto agrees that any action to enforce, interpret or construe any provision of this Note will be brought in the courts of New York, and each party further consents to the jurisdiction of such court.

IN WITNESS WHEREOF, Borrower has executed this Loan Credit Line Note as of the day and year first set forth above.

Accepted and agreed to:

Greenwich Kahala Aviation Ltd.

/s/ Michael P. Howard
Michael P. Howard
Chief Financial Officer

Accepted and agreed to:

GK Hannover, Inc.

/s/ Gerald Sherman
Gerald Sherman

GK Hannover Loan (2)

Schedule A

Greenwich Kahala Aviation Ltd Loan Amounts Outstanding

Amounts Drawn	Amounts Repaid	Date	Current Balance

GK Hannover Loan (2)